Exhibit 8.3

JUN HE LAW OFFICES China Resources Building, 20th Floor Beijing 100005, P. R. China Tel.: (86-10) 8519-1300 Fax: (86-10) 8519-1350 E-mail: junhebj@junhe.com Homepage: www.junhe.com

Date: January 20, 2009

To: Daqo New Energy Corp.

Dear Sirs,

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC.

We are acting as the PRC counsel to Daqo New Energy Corp. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (A) the Company’s registration statement on Form F-1 (the “Registration Statement”), publicly filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2010 under the U.S. Securities Act of 1933, as amended, and including the prospectus that forms a part of the Registration Statement (the “Prospectus”), as amended, relating to the offering by the Company of a certain number of the Company’s American Depositary Shares (“ADSs”), each representing six ordinary shares of par value US$0.0001 per share of the Company, and (B) the sale of the Company’s ADSs and listing of the Company’s ADSs on the New York Stock Exchange.

In so acting, we have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

Beijing Head Office

China Resources Building

20 Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32 Floor

1515 Nanjing Road West

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 15-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

International Finance Tower

Suite F, 16 Floor

No. 15 Renmin Road

Zhongshan District

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,

43rd Floor, New York,

NY 10110, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth under the caption “Taxation” insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion.

We do not express any opinion herein concerning any law other than PRC tax law.

We hereby consent to the filing of this opinion with SEC as an exhibit to the Registration Statement and to the reference to our firm under the headings “Taxation” in the Registration Statement.

Yours faithfully,
/s/ Jun He Law Offices
Jun He Law Offices

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